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                                                                    EXHIBIT 23.1
[PRICEWATERHOUSECOOPERS LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated December 20, 2000, except for the first paragraphs of Note 1 and Note 3, as to which the date is April 20, 2001 relating to the financial statements and the financial statement schedule, which appear in Lucent Technologies Inc.'s Current Report on Form 8-K, filed July 31, 2001, for the year ended September 30, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
October 26, 2001